UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 18, 2006

Rotech Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50940 (Commission File No.)	030408870 (I.R.S. Employer Identification No.)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(407) 822-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement and
Item	5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, 2006, Barry E. Stewart advised Rotech Healthcare Inc. (the “Company”) that he will resign as the Company’s Chief Financial Officer and Treasurer effective as of May 31, 2006 in order to accept a position as Chief Financial Officer with LHC Group, Inc., a publicly traded company located in Lafayette, Louisiana which provides post-acute healthcare services. The Company plans to initiate a search for a replacement for Mr. Stewart and intends to appoint a successor as soon as practicable. As a result of his resignation, the letter agreement dated August 10, 2004 between the Company and Mr. Stewart will be terminated effective as of May 31, 2006, except that certain obligations concerning confidentiality, non-solicitation, non-competition and non-interference will survive termination. The principal terms of the letter agreement have been described in previous filings by the Company with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005 filed with the SEC on May 1, 2006. A copy of the letter agreement was filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 filed with the SEC on July 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROTECH HEALTHCARE INC.

Date: May 23, 2006	By:	/s/ Philip L. Carter

Philip L. Carter
Chief Executive Officer